Exhibit 3.1

AMENDED AND RESTATED BYE-LAWS

of

Kestra Medical Technologies, Ltd.

Maples Corporate Services (Bermuda) Limited hereby certifies that the attached Amended and Restated Bye-Laws are a true copy of the Amended and Restated Bye-Laws of Kestra Medical Technologies, Ltd. (the “Company”), as approved and adopted by the sole member effective 07 March 2025.

/s/ Signatory on Behalf of Maples Bermuda

For and on behalf of

Maples Corporate Services (Bermuda) Limited

Secretary

ELECTRONIC PARTICIPATION IN MEETINGS	20

QUORUM AT GENERAL MEETINGS	21

CHAIR TO PRESIDE AT GENERAL MEETINGS	21

VOTING ON RESOLUTIONS	21

VOTING BY JOINT HOLDERS OF SHARES	21

INSTRUMENT OF PROXY	22

REPRESENTATION OF CORPORATE SHAREHOLDER	22

ADJOURNMENT OF GENERAL MEETING	22

WRITTEN RESOLUTIONS	23

DIRECTORS’ ATTENDANCE AT GENERAL MEETINGS	23

ELECTION OF DIRECTORS AND NOTICE OF SHAREHOLDER BUSINESS	24

NUMBER OF DIRECTORS	32

TERM OF OFFICE OF DIRECTORS	32

REMOVAL OF DIRECTORS	33

VACANCY IN THE OFFICE OF DIRECTOR	33

DIRECTORS TO MANAGE BUSINESS	34

POWERS OF THE BOARD OF DIRECTORS	34

REGISTER OF DIRECTORS AND OFFICERS	35

APPOINTMENT OF OFFICERS	36

APPOINTMENT OF SECRETARY AND RESIDENT REPRESENTATIVE	36

DUTIES OF OFFICERS	36

DUTIES OF THE SECRETARY	36

REMUNERATION OF OFFICERS	36

REMUNERATION OF DIRECTORS	36

CONFLICTS OF INTEREST	36

CORPORATE OPPORTUNITY	37

INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS	39

BOARD MEETINGS	41

NOTICE OF BOARD MEETINGS	41

ELECTRONIC PARTICIPATION IN MEETINGS	41

QUORUM AT BOARD MEETINGS	41

BOARD TO CONTINUE IN THE EVENT OF VACANCY	42

CHAIR TO PRESIDE	42

WRITTEN RESOLUTIONS	42

VALIDITY OF PRIOR ACTS OF THE BOARD	42

MINUTES	42

PLACE WHERE CORPORATE RECORDS KEPT	42

FORM AND USE OF SEAL	42

BOOKS OF ACCOUNT	43

FINANCIAL YEAR END	43

ANNUAL AUDIT	43

APPOINTMENT OF AUDITOR	43

REMUNERATION OF AUDITOR	43

DUTIES OF AUDITOR	43

CHANGE TO THE COMPANY’S AUDITORS	44

ACCESS TO RECORDS	44

FINANCIAL STATEMENTS	44

DISTRIBUTION OF AUDITOR’S REPORT	44

VACANCY IN THE OFFICE OF AUDITOR	44

WINDING-UP	44

CHANGES TO BYE-LAWS	44

CHANGES TO THE MEMORANDUM OF ASSOCIATION	45

EXCLUSIVE JURISDICTION	45

MERGER AND AMALGAMATION	45

DISCONTINUANCE	45

BUSINESS COMBINATIONS	45

DEFINITIONS

1.	In these Amended and Restated Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“Affiliate(s)” and “Associate(s)” shall have the meanings attributed to such terms in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder.

“Appointed Stock Exchange” means an appointed stock exchange as defined under the Companies Act.

“Auditor” means the auditor of the Company appointed by the Company to examine and report upon its accounts in accordance with the Companies Act, U.S. securities laws and accounting standards.

“Bermuda” means the Islands of Bermuda.

“Board” means the board of directors appointed or elected pursuant to these Bye-laws.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY or Bermuda are authorized or obligated by law or executive order to close.

“Bye-laws” means these amended and restated bye-laws adopted by the Company with effect on the completion of the Listing, as from time to time amended.

“chair” means the Chair of the Board appointed in accordance with Bye-law 128.

“close of business” means 5:00 p.m. Eastern Standard Time, and if an applicable deadline falls on the close of business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding Business Day.

“Companies Act” means the Companies Act 1981 as amended from time to time.

“Company” means the company incorporated in Bermuda under the name of Kestra Medical Technologies, Ltd. on 20 May 2021 for which these Bye-laws are approved and confirmed.

“Corporate Status” means the status of a person who is or was a Director or Officer, of the Company or, while a Director or Officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of any other Enterprise.

“Derivative Instrument” means any short position, profits interest, option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the Holder and any Shareholder Associated Person of such Holder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

“Director” means a director of the Company for the time being.

“Enterprise” means the Company and any corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise that the Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, member, manager, employee, agent or fiduciary.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Expenses” means all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in, or otherwise participating in, a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and any federal, state, local or foreign taxes imposed on a person as a result of the actual or deemed receipt of any payments under Bye-law 147, as well as all reasonable attorneys’ fees and all other expenses incurred by or on behalf of the Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by Bye-law 147. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fullest Extent Permitted By Applicable Law” includes, but is not limited to: (i) to the fullest extent permitted by the applicable provision of the Companies Act, or the corresponding provision of any amendment to or replacement of the Companies Act, and (ii) in the case of Bye-laws 146 to 151, to the fullest extent authorized or permitted by any amendments to or replacements of the Companies Act adopted hereafter that increase the extent to which a company may indemnify its directors and officers.

“Holder(s)” has the meaning given to such term in Bye-law 111(1)(c).

“Indemnitee” means a person entitled to be indemnified by the Company pursuant to Bye-law 147.

“Indemnification Agreement” means any agreement between the Company and an Indemnitee providing Indemnitee with rights to indemnification and advancement of expenses incurred in defending any Proceeding brought against the Indemnitee by virtue of Indemnitee’s Corporate Status, whether now existing or hereafter entered into.

“Identified Person” has the meaning given to such term in Bye-law 140.

“Interested Director” has the meaning given to such term in Bye-law 136.

“Listing” means the listing of the Company’s common shares on an Appointed Stock Exchange.

“Losses” means all liabilities, judgments, fines, penalties, costs, losses, excise taxes or penalties under ERISA, amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such liabilities, losses, judgements, fines, excise taxes, penalties and costs) and other amounts that the Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of the Indemnitee’s Corporate Status.

“Noticing Shareholder” has the meaning given to such term in Bye-law 111(1).

“Officer” means any person appointed by the Board to hold an office in the Company pursuant to section 91(4) of the Companies Act.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, a limited liability partnership, an investment fund, a limited liability company, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Principal Shareholder” means, collectively, Bain Charger Holdings, L.P.

“Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise, by reason of the Indemnitee’s Corporate Status or by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee’s part while acting in the Indemnitee’s Corporate Status, in each case whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under these Bye-laws, but excluding one initiated by an Indemnitee to enforce the Indemnitee’s rights under Bye-law 147.

“public announcement” means disclosure (a) in a press release released by the Company, provided such press release is released by the Company following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Register of Directors and Officers” means the register of directors and officers of the Company.

“Register of Shareholders” means the register of Shareholders of the Company.

“Registered Office” shall be at such place in Bermuda as the Board shall from time to time appoint.

“Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative.

“Resolution” means a resolution passed by a simple majority of votes cast by Shareholders who are entitled to vote at such general meeting or by written resolution, each in accordance with the provisions of these Bye-laws.

“Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholder” means the person registered in the Register of Shareholders as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons, as the context so requires.

“Shareholder Associated Person” shall mean as to any Holder (as defined in Bye-law 111): (1) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, or any successor instructions) with any such Holder in a solicitation of proxies in respect of any business or director nomination proposed by such Holder, (2) any person acting in concert with such Holder, (3) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith, (4) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder, and (5) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder.

“shares” means a share in the capital of the Company of any class.

“Short Interest” means any agreement, arrangement, understanding relationship or otherwise, including any repurchase or similar so-called “share borrowing” agreement or arrangement, involving any Holder or any Shareholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) or any shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any Shareholder Associated Person with respect to any shares or other securities of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any shares or other securities of the Company.

“Specified Information” has the meaning given to such term in Bye-law 111(c)(ii).

“Special Resolution” means a resolution passed by Shareholders holding at least 66 2/3% of the issued shares who are entitled to vote at such general meeting or by written resolution, each in accordance with the provisions of these Bye-laws.

“Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

“Trigger Event” means the date on which the Principal Shareholder and its Affiliates collectively cease to beneficially own (as defined in Rule 13d-3 under the Exchange Act (or any successor provision) of at least 50% of the issued common shares of the Company.

“Voting Commitment” has the meaning given to such term in Bye-law 111(7).

2.	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws.

3.

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

4.	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

POWER TO ISSUE SHARES

5.

Subject to these Bye-laws, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Board may determine.

6.

The Board is expressly authorised (and the Board is hereby authorised to exercise such power from time to time without a Resolution) to issue, pursuant to a resolution of the Board, all or any preference shares in one or more series, to fix the number of shares constituting such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then issued) and to fix for each such series such voting powers and such distinctive designations, powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such series (and, for the avoidance of doubt, such matters and the issuance of such preference shares shall not be deemed to vary the rights attached to the common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares) including, without limitation, the authority to provide that any such series may be (a) subject to redemption at such time or times (including at a determinable date or at the option of the Company or the holder) and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the

Company; or (d) convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions of the Board.

7.

Subject to the Companies Act and the terms of any preference shares established by the Board, any preference shares may be convertible into, or exchangeable for shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board without a Resolution.

POWER OF THE COMPANY TO PURCHASE ITS SHARES

8.	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit.

9.	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act.

RIGHTS ATTACHING TO SHARES

10.

Subject to any Resolution to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares) and to the authority of the Board to issue preference shares pursuant to Bye-law 6, the share capital shall be divided into shares of a single class the holders of which shall, subject to these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

11.

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

LIEN

12.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys called or payable to the Company (whether presently or not) in respect of that share. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Bye-law 12.

13.

The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 days after notice in writing has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

14.

To give effect to that sale the Board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the Board may exercise any of the Company’s powers under Bye-law 34 to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his or her title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

15.

The net proceeds of the sale by the Company of any shares on which it has a lien, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALL ON SHARES

16.

The Board may make such calls as it thinks fit upon the Shareholders in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the Company’s actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

17.	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

18.	The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by such Shareholder, although no part of that amount has been called up.

FORFEITURE OF SHARES

19.

If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on such Shareholder, requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

20.

The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited.

21.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends or other moneys payable declared in respect of the forfeited shares and not actually paid before the forfeiture.

22.

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be in any manner invalidated by any omission or neglect to give such notice.

23.

A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was the holder of the share before the forfeiture or to any other person upon such terms and in such manner as the Board shall think fit. At any time before a sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the Board may think fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under Bye-law 34. The Company may receive the consideration given for the share on its sale, re-offer or disposal and may register the transferee as holder of the share.

24.

A person shall cease to be a Shareholder in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. Notwithstanding the forfeiture, the person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by such person to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the Board from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

25.

The Board may accept the surrender of any share liable to be forfeited hereunder on such terms and conditions as may be agreed and, in such case, subject to those terms and conditions, references in these Bye-laws to forfeiture shall include surrender.

26.

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Bye-laws, or as are given or imposed in the case of past Shareholders by the Companies Act.

27.

An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and such person’s title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

SHARE CERTIFICATES

28.

Every Shareholder of certificated shares shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

29.	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the certificated shares have been allotted.

30.

The holder of any certificated shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to such holder a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or their legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

31.

For such time as any shares of the Company are traded on an Appointed Stock Exchange, nothing in these Bye-laws shall prevent title to any shares of the Company from being evidenced and/or transferred without a written instrument in accordance with the rules or regulations applicable to shares listed on any such Appointed Stock Exchange, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer.

UNCERTIFICATED SHARES

32.

Subject to the provisions of the Companies Act, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title of shares in that class by means of the relevant system used by an Appointed Stock Exchange or any other relevant system and may determine that any class of shares shall cease to be a participating security of any relevant system.

33.

Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

34.

Where any class of shares is uncertificated and the Company is entitled under any provision of the Companies Act or these Bye-laws to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Act or these Bye-laws and the facilities and requirements of the relevant system:

(a)

to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)

to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)

to require the holder of that uncertificated share by notice to appoint any person to take any step, including, without limitation, the giving of any instructions by means of the relevant system, necessary to transfer the share within the period specified in the notice; and

(d)

to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

FRACTIONAL SHARES

35.

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTER OF SHAREHOLDERS

36.

The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit regarding the keeping of such registers. The Board may authorise any share on the Register of Shareholders to be included in a branch register or any share registered on a branch register to be registered on another branch register; provided that at all times the Register of Shareholders is maintained in accordance with the Companies Act.

37.

The Register of Shareholders shall be open to inspection, by Shareholders and other persons entitled to inspect it under applicable law, without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole 30 days in each year.

REGISTERED HOLDER ABSOLUTE OWNER

38.

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

TRANSFER OF REGISTERED SHARES

39.	An instrument of transfer of a certificated share shall be in writing in such form as the Board may accept.

40.

Such instrument of transfer shall be signed by or on behalf of the transferor and transferee; provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Shareholders.

41.	The Board may refuse to recognise any instrument of transfer on the basis that such share is not fully paid.

42.

The Board may refuse to recognise any instrument of transfer of a certificated share unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

43.

In the case of a transfer of a certificated share, the certificate in respect of the shares to which it relates will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

44.

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

45.

The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

46.	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act.

47.

Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an Appointed Stock Exchange may be transferred in accordance with the rules and regulations of such exchange.

TRANSMISSION OF REGISTERED SHARES

48.

In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

49.

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall (a) if the share is a certificated share, execute in favour of such nominee an instrument of transfer in writing in such form as the Board may accept, or (b) if the share is an uncertificated share, take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system of an Appointed Stock Exchange).

50.

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder.

51.

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

POWER TO ALTER CAPITAL

52.	The Company may, if authorised by resolution of the Board, divide, consolidate and subdivide its share capital in any manner permitted by the Companies Act.

53.	The Company may, if authorised by Resolution, increase, reduce, change the currency denomination of, cancel, diminish or otherwise alter its share capital in any manner permitted by the Companies Act.

54.	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

VARIATION OF RIGHTS ATTACHING TO SHARES

55.

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum (where the Company has more than one shareholder) shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS

56.

The Board may, subject to these Bye-laws and the preferred dividend rights of the holders of any preference shares and in accordance with the Companies Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

57.	The Board may fix any date as the record date for determining the Shareholders entitled to receive any dividend.

58.	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

59.	The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company.

POWER TO SET ASIDE PROFITS

60.

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

METHOD OF PAYMENT

61.

Any dividend, interest or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Shareholder at such Shareholder’s address in the Register of Shareholders, or to such person and to such address as the Shareholder may in writing direct.

62.

In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Shareholders, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

63.	The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company on account of calls or otherwise.

64.

Any dividend and or other monies payable in respect of a share which has remained unclaimed for 6 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

65.

The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Shareholder if those instruments have been returned undelivered to, or left uncashed by, that Shareholder on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Shareholder’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Shareholder shall cease if the Shareholder claims a dividend or cashes a dividend cheque or warrant.

CAPITALISATION

66.

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

67.

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

ANNUAL GENERAL MEETINGS

68.

Subject to any rights to waive the annual general meeting pursuant to the Companies Act, the annual general meeting of Shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bye-laws shall be held in each calendar year (other than the year of incorporation) at such place, date and hour as shall be fixed by the Board. The Board may postpone, reschedule or cancel any previously scheduled annual general meeting.

SPECIAL GENERAL MEETINGS

69.

The Board may convene a special general meeting of Shareholders for any purpose or purposes whenever in their judgment such a meeting is necessary to be held at such place, date and hour as fixed by the Board. The Board may postpone, reschedule or cancel any previously scheduled special general meeting.

REQUISITIONED GENERAL MEETINGS

70.

The Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, proceed duly to convene a special general meeting and the provisions of the Companies Act shall apply.

NOTICE

71.

Notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat at least 10 days but no more than 60 days prior to the date of such meeting. The notice shall state the date, time and place at which the meeting is to be held, that the election of Directors will take place thereat, and the general nature of the other business to be conducted at the meeting.

72.

Notice of a special general meeting shall be given to each Shareholder entitled to attend and vote thereat at least 10 days but no more than 60 days prior to the date of such meeting. The notice shall state the date, time, place at which the meeting is to be held and the general nature of the business to be considered at the meeting.

73.	The Board may fix any date as the record date for determining the Shareholders entitled to receive notice of and to vote at any general meeting.

74.

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

75.

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

GIVING NOTICE AND ACCESS

76.	A notice may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person; or

(b)	by sending it by letter mail or courier to such Shareholder’s address in the Register of Shareholders; or

(c)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose; or

(d)	in accordance with Bye-law 79.

77.

Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

78.

Any notice (save for one delivered in accordance with Bye-law 79) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.

79.

Where a Shareholder indicates their consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Companies Act, the Board may deliver such information or documents by providing the Shareholder the address of the website where such information or documents are available and instructions as to how such information or documents may be accessed on the website.

80.

In the case of information or documents delivered in accordance with Bye-law 79, service shall be deemed to have occurred on the later of the date when (i) the Shareholder is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

POSTPONEMENT OF GENERAL MEETING

81.

The chair may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Shareholders before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with these Bye-laws.

ELECTRONIC PARTICIPATION IN MEETINGS

82.

In relation to any general meeting, the Board may at its discretion, and subject to any restrictions it may impose, permit the participation by Shareholders in such general meeting by telephonic, electronic or other communication facilities or means that permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

83.

The Board, and at any general meeting, the chair of such meeting, may make any arrangement and impose any requirement or restriction it considers appropriate to ensure the safety and security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chair of such meeting, are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

QUORUM AT GENERAL MEETINGS

84.

At any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued shares in the Company that are entitled to vote throughout the meeting shall form a quorum for the transaction of business; provided that if the Company shall at any time have only one Shareholder, one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

85.

If at the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as any Officer may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws.

CHAIR TO PRESIDE AT GENERAL MEETINGS

86.

Unless otherwise agreed by Shareholders holding at least a majority of the shares entitled to vote and present in person or by proxy at the applicable general meeting, the chair, if there be one, and if not the president, if there be one, shall act as chair at all general meetings at which such person is present. In their absence, a chair shall be appointed or elected by the Board or, if not appointed or elected by the Board, the chair shall be appointed by any Officer of the Company.

VOTING ON RESOLUTIONS

87.

Subject to the Companies Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast at such general meeting in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

88.	No Shareholder shall be entitled to vote at a general meeting unless such Shareholder has paid all the calls on all shares held by such Shareholder.

89.

At any general meeting a resolution put to the vote of the meeting shall be voted on by way of a poll. Subject to any rights or restrictions for the time being lawfully attached to any class of shares, and subject to these Bye-laws, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a valid proxy.

90.

At any general meeting if an amendment is proposed to any resolution under consideration and the chair of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

VOTING BY JOINT HOLDERS OF SHARES

91.

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

INSTRUMENT OF PROXY

92.	An instrument appointing a proxy shall be in writing in such form as the chair of the meeting shall accept.

93.

The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

94.	A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent such Shareholder and vote on such Shareholder’s behalf in respect of different shares.

95.	The decision of the chair of any general meeting as to the validity of any appointment of a proxy shall be final.

REPRESENTATION OF CORPORATE SHAREHOLDER

96.

A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

97.

Notwithstanding the foregoing, the chair of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

ADJOURNMENT OF GENERAL MEETING

98.

The chair of a general meeting may, with the consent of Shareholders holding at least a majority of the shares entitled to vote and present in person or by proxy at a general meeting at which quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws.

99.	In addition, the chair of a general meeting may adjourn the meeting to another time and place without such consent or direction if it appears to such person that:

(a)	it is likely to be impracticable to hold or continue to that meeting because of the number of Shareholders wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary, in the sole discretion of the chair, so that the business of the meeting may be properly conducted.

WRITTEN RESOLUTIONS

100.

Subject to these Bye-laws, anything which may be done by Resolution or Special Resolution in a general meeting or by Resolution or Special Resolution of a meeting of any class of the Shareholders may, without a meeting, be done by written resolution in accordance with Bye-laws 101-107.

101.

Notice of a written Resolution or Special Resolution shall be given, and a copy of the Resolution or Special Resolution, as applicable, shall be circulated to all Shareholders who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Shareholder does not invalidate the passing of a resolution.

102.

Prior to the Trigger Event, a written Resolution or Special Resolution is passed when it is signed by, or on behalf of, the Shareholders who at the date that the notice is given represent such number of votes as would be required if the resolution was voted on at a meeting of Shareholders at which all Shareholders entitled to attend and vote thereat were present and voting. From and after the Trigger Event, a written Resolution or Special Resolution is passed when it is unanimously signed by, or on behalf of, the Shareholders who at the date that the notice is given represent all Shareholders who would be entitled to attend the meeting and vote on the Resolution or Special Resolution, as applicable.

103.	A resolution in writing may be signed in any number of counterparts.

104.

A written Resolution or Special Resolution made in accordance with these Bye-laws is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a Resolution or Special Resolution is passed or to Shareholders voting in favour of a Resolution or Special Resolution shall be construed accordingly.

105.	A written Resolution or Special Resolution made in accordance with these Bye-laws shall constitute minutes for the purposes of the Companies Act.

106.	Bye-law 100 shall not apply to:

(a)	a Resolution passed to remove an Auditor from office before the expiration of their term of office; or

(b)	a Resolution or Special Resolution passed for the purpose of removing a Director before the expiration of their term of office.

107.

For the purposes of these Bye-laws, the effective date of a written Resolution or Special Resolution is the date when it is signed by, or in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, the last Shareholder whose signature results in the necessary voting threshold being achieved and any reference in any Bye-law to the date of passing of a Resolution or Special Resolution is, in relation to a Resolution or Special Resolution made in accordance with these Bye-laws, a reference to such date.

DIRECTORS’ ATTENDANCE AT GENERAL MEETINGS

108.	The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

ELECTION OF DIRECTORS AND NOTICE OF SHAREHOLDER BUSINESS

109.

The Board shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, by Resolution at the annual general meeting or at any special general meeting called for that purpose in accordance with these Bye-laws.

110.	(1) Nominations of persons for election to the Board and the proposal of other business may be made at any annual general meeting only:

(a)	pursuant to the Company’s notice of meeting (or any supplement thereto) delivered pursuant to Bye-law 71;

(b)	by or at the direction of the Board (or any duly authorised committee thereof) or at the direction of the Court pursuant to the Companies Act; or

(c)	by any Shareholder who:

(i) is a Shareholder on the record date for the determination of Shareholders entitled to vote at such meeting, on the date of the giving of the notice referred to in Bye-law 111 and at the time of the meeting; and

(ii) complies with the notice procedures set out in Bye-law 111;

(2) Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board) shall be conducted at a special general meeting as shall have been brought before the meeting pursuant to the Company’s notice of meeting (or any supplement thereto) delivered pursuant to Bye-law 72. At any time that Shareholders are not prohibited from filling vacancies or newly created directorships on the Board, nominations of persons for election to the Board may be made at a special general meeting at which directors are to be elected pursuant to the Company’s notice of meeting only:

(a)	by or at the direction of the Board (or any duly authorised committee thereof) or at the direction of the Court pursuant to the Companies Act;

(b)

by any Shareholder who submitted a valid requisition request for the applicable special general meeting in accordance with Bye-Law 70 and section 74 of the Companies Act and complies with the notice procedures set out in Bye-Law 111; or

(c)	provided that the Board has determined that directors shall be elected at such special general meeting, by any Shareholder who:

(i) is a Shareholder on the record date for the determination of Shareholders entitled to vote at such meeting, on the date of the giving of the notice referred to in Bye-law 111 and at the time of the meeting; and

(ii) complies with the notice procedures set out in Bye-law 111;

(3) Paragraphs (1)(c), 2(b) and (2)(c) of this Bye-law 110 shall be the exclusive means for a Shareholder to make nominations or submit other business before an annual general meeting or special general meeting (other than pursuant to Rule 14a-8 under the Exchange Act).

111. (1)

For nominations or other business to be properly brought before an annual general meeting or special general meeting by a Shareholder pursuant to Bye-law 110, the Shareholder bringing the notice (the “Noticing Shareholder”) must have given timely notice thereof in proper written form in accordance with Bye-law 112, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for Shareholder action. To be in proper written form, such Noticing Shareholder’s notice delivered pursuant to Bye-law 110 shall set forth:

(a)

as to each person whom the Noticing Shareholder proposes to nominate for election or re-election as a director (i) the name, age, citizenship, business address and residence address of such person, (ii) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of such person (at present and for the past five years), (iii) the Specified Information (as defined below) for such person and any member of the immediate family of such person, or any Affiliate or Associate of such person, or any person acting in concert therewith, as if such person were a Holder (as defined below), (iv) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to the Exchange Act or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act,, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Company’s proxy statement as a nominee of the Noticing Shareholder and to serving as a director if elected), (v) a complete and accurate description of agreements, arrangements and understandings (whether written or oral), including, without limitation, all direct and indirect compensation and other material monetary agreements, arrangements and understandings at present and for the past three years, and any other material relationships, between or among each Holder and any Shareholder Associated Person of each such Holder, on the one hand, and each proposed nominee and any member of the immediate family of such proposed nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to the US federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act (or any successor provision), if any Holder and any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (vi) a completed and signed questionnaire, representation and agreement and any and all other information required by paragraph (7) of this Bye-law 111;

(b)

as to any other business that the Noticing Shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, (iii) a description of all agreements, arrangements and understandings between each Holder and any Shareholder Associated Person of each such Holder and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Shareholder, (iv) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bye-laws, the specific language of the proposed amendment), (v) the reasons for conducting such business at the meeting and (vi) any material interest in such business of each Holder r and any Shareholder Associated Person of each such Holder, if any;

(c)

as to the Noticing Shareholder and the beneficial owner, if any, on whose behalf the nomination is made or the other business is being proposed (collectively with the Noticing Shareholder, the “Holders” and each, a “Holder”):

(i)	the full name and address of each Holder and the name and address of any Shareholder Associated Person of each such Holder;

(ii)

as of the date of the notice (which information, for the avoidance of doubt, shall be updated and supplemented pursuant to paragraph (2) of Bye-law 111): (A) the class or series and number of shares of the Company which are, directly or indirectly, held of record or owned beneficially by each Holder and any Shareholder Associated Person of each such Holder (provided, however, that for purposes of this paragraph (1)(c) of Bye-law 111, any such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has a right to acquire beneficial ownership of at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfilment of a condition or both), (B) any Derivative Instrument directly or indirectly owned or held, including beneficially, by each such Holder and any Shareholder Associated Person of each such Holder presently or within the last 12 months in any shares or other securities of the Company, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Shareholder Associated Person of each such Holder has a right to vote or has granted a right to vote any shares of any security of the Company, (D) any Short Interest held by each Holder and any Shareholder Associated Person of each such Holder presently or within the last 12 months in any shares or other securities of the Company, (E) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder, any Shareholder Associated Person of each such Holder, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent or effect of which may be to transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Company or to increase or decrease the voting power of any such person with respect to any security of the Company, (F) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Shareholder Associated Person of each such Holder in the outcome of any vote to be taken (x) at any annual general meeting or special general meeting of Shareholders or (y) any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bye-laws, (G) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of the Company owned beneficially by each Holder or any Shareholder Associated Person of each such Holder that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Company, (H) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder and any Shareholder Associated Person of each such Holder is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (I) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Company held by each Holder and any Shareholder Associated Person of each such Holder, (J) any performance-related fees (other than an asset-based fee) that each Holder and any Shareholder Associated Person of each such Holder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice and (K) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or any Shareholder Associated Person of each such Holder is, or is reasonably expected to be made, a party or material participant involving the Company or any of its officers, directors or employees, or any Affiliate of the Company, or any officer, director or employee of such Affiliate (sub-paragraphs (A) through (K) above of this Bye-law 111(1)(c) shall be referred, collectively, as the “Specified Information”);

(iii)

a representation by the Noticing Shareholder that such shareholder is a holder of record of shares of the Company entitled to vote at such meeting on the matter proposed, will continue to be a shareholder of record of the Company entitled to vote at such meeting on the matter proposed through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business;

(iv)

a representation whether any Holder and/or any Shareholder Associated Person of each such Holder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued share capital required to elect the proposed nominee or approve or adopt the other business being proposed and/or (B) otherwise to solicit proxies from Shareholders in support of such nomination or other business;

(v)

a certification by the Noticing Shareholder that each Holder and any Shareholder Associated Person of each such Holder has complied with all applicable US federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Company and/or such person’s acts or omissions as a shareholder of the Company;

(vi)

the names and addresses of other shareholders (including beneficial owners) known by any Holder or Shareholder Associated Person of each such Holder to provide financial or otherwise material support for such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s) (it being understood that delivery of a revocable proxy with respect to such proposal or nomination shall not in itself require disclosure under this subclause (vi)),

(vii)	the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(viii)

all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Shareholder Associated Person, if any, of each such Holder;

(ix)

any other information relating to each Holder and each Shareholder Associated Person, if any, of such Holder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(x)	a representation by the Noticing Shareholder as to the accuracy of the information set forth in the notice;

(d)

a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of shares of the Company between or among the Holders and any Shareholder Associated Person of each such Holder, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing; and

(2)

Any Noticing Shareholder who submits a notice pursuant to Bye-law 110 is required to update and supplement the information disclosed in such notice in accordance with the provisions of this paragraph. To be considered timely, a Noticing Shareholder’s notice shall further be updated and supplemented from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the Shareholders entitled to notice of the meeting and (y) as of the date that is ten days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof ; provided that if the record date for determining the Shareholders entitled to vote at the meeting is less than ten days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Company and electronically at corporatesecretary@kestramedical.com (or such other address as may be specified by the Board from time to time) not later than five days after the record date for determining the Shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the Shareholders entitled to notice of the meeting), not later than eight days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof (in the case of any update or supplement required to be made as of ten days prior to the meeting or adjournment or postponement thereof) and not later than five days after the record date for determining the Shareholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment, recess, rescheduling or postponement thereof (in the case of any update and supplement required to be made as of a date less than five days prior the date of the meeting or any adjournment or postponement thereof). In addition, if the Noticing Shareholder has delivered to the Company a notice relating to the nomination of directors, the Noticing Shareholder shall deliver to the Company not later than eight days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bye-laws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the Shareholders.

(3)

The Company may also, as a condition to any such nomination or business being deemed properly brought before an annual general meeting or special general meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Company, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (1) the eligibility of such proposed nominee to serve as a director of the Company, (2) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guidelines or committee charter of the Company and (3) such other information that the Board determines, in its sole discretion, could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(4)

Except for directors who are appointed by the Board pursuant to these Bye-laws, only such persons who are nominated in accordance and compliance with the procedures set forth in Bye-laws 110-117 (inclusive) shall be eligible for election to serve as directors at a meeting of Shareholders and only such other business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Bye-laws 110-117 (inclusive). Except as otherwise provided by law or these Bye-laws, the Board or a duly authorized committee thereof (in advance of the meeting) or chair of the meeting (during the meeting) shall, in addition to making any other determination that may be appropriate for the conduct of the meeting of the Board, have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bye-laws (including whether the Noticing Shareholder or other Holder, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Shareholder’s nominee or other business in compliance with such Shareholder’s’ representation as required by paragraph(iv) of Bye-law 111(1)(c)). If any proposed nomination or other business was not made or proposed in compliance with these Bye-laws, the chair of the meeting shall have the power and duty to declare to the meeting that any such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bye-laws, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted. Notwithstanding anything contained herein, unless otherwise required by the Companies Act, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual general meeting or special general meeting to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 111, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

(5)

Notwithstanding anything contained herein, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bye-law 111; provided, however, that, any references in these Bye-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these bye-laws (including clauses (1)(c), (2)(b) and 2(c) of Bye-law 110), and compliance with clauses (1)(c), (2)(b) or 2(c) of Bye-law 110 shall be the exclusive means for a Shareholder to make nominations or submit other business. Nothing in these Bye-laws shall be deemed to affect any rights of (i) the holders of any class or series of shares having a preference over the common shares as to dividends or upon liquidation to elect directors under specified circumstances; or (ii) Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that Shareholder’s request to include proposals in the Company’s proxy statement.

(7)

In addition to the other requirements of this Bye-law 111, each person who a Noticing Shareholder proposes to nominate for election or re-election as a director of the Company must deliver in writing (in accordance with the time periods prescribed for delivery of notice under Bye-law 112) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any Shareholder identified by name within five Business Days of such written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any Shareholder identified by name within five Business Days of such request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable rules of the exchanges upon which the securities of the Company are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company and (D) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Company.

112.

Any notice or other documents required to be given to the Secretary pursuant to Bye-law 111 must be in writing and delivered to or mailed and received by the Secretary at the principal executive offices of the Company and electronically at corporatesecretary@kestramedical.com (or such other address as may be specified by the Board from time to time), who must receive the notice not later than the following dates:

(a)

in the case of an annual general meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the preceding year’s annual general meeting (which anniversary date shall, for purposes of the Company’s first annual general meeting of Shareholders after its common shares are first publicly traded, be deemed to have occurred on September 15, 2025), or, if no annual general meeting was held in the previous year (excluding the Company’s first annual general meeting of Shareholders after its common shares are first publicly traded) or the date of the annual general meeting is advanced by more than 30 days, or delayed by more than 70 days from such anniversary date, such notice shall be delivered to the Secretary not earlier than the opening of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting or the tenth day following the day on which the public announcement (as defined below) of the date of such meeting is first made by the Company; and

(b)

in the case of a special general meeting, not later than the close of business on the tenth day following the day on which public announcement is first made by the Company of the date of the special general meeting at which directors are to be elected.

In no event shall an adjournment, recess, rescheduling or postponement (or the public announcement of adjournment, recess, rescheduling or postponement) of an annual general meeting or special general meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Notwithstanding anything in these Bye-laws to the contrary, if the number of directors to be elected to the Board at an annual general meeting is increased, and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 10 days prior to last day a Noticing Shareholder may deliver a notice of nominations in accordance with Bye-law 112(a), then a notice required by Bye-law 111 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the 10th day following the day on which a public announcement of such increase in the number of directors to be elected is first made by the Company. For the avoidance of doubt, a Shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bye-laws.

113.

The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting in accordance with Bye-law 98, and shall have the power to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to Shareholders of the Company, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants and on shareholder approvals; and (vii) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting’s rulings on procedural matters shall be final.

114.

Notwithstanding the provisions of Bye-law 109, where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

115.	At any general meeting the Shareholders may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

NUMBER OF DIRECTORS

116.

Except as otherwise provided for or fixed pursuant to the provisions of Bye-law 5 in relation to the right of the holders of any series of preference shares to elect additional directors, the number of Directors shall be a minimum number of six and a maximum number of eleven, or such number in excess thereof as the Company may from time to time determine by resolution of the Board.

117.

The Directors shall have the power by resolution of the Board, without the need of any Resolution approved by the Shareholders, to increase or decrease the size of the Board at any time and from time to time, subject to the minimum number set in accordance with Bye-law 116.

TERM OF OFFICE OF DIRECTORS

118.

The Board (other than those directors elected by the holders of any series of preferred shares, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes, designated as Class I, Class II and Class III. Each class of Directors shall consist, as nearly as reasonably possible, of one-third of the total number of Directors. Notwithstanding the foregoing, immediately prior to the opening of the polls at the seventh annual general meeting of Shareholders after its common shares are first publicly traded (such meeting, the “Triggering Annual Meeting”), the Board shall cease to be divided into three classes and, subject to the rights granted to the holders of any series of preferred shares then issued, shall consist of a single class. At the Triggering Annual Meeting, and at each annual general meeting of Shareholders thereafter, all Directors elected by a vote of the Shareholders generally shall be elected to hold office for a one-year term expiring at the next annual general meeting of Shareholders, notwithstanding that any such Director may have been previously elected to a term extending beyond the Triggering Annual Meeting or any subsequent annual general meeting.

119.

Each Class I Director shall (unless his or her office is vacated in accordance with these Bye-laws) initially serve until the conclusion of the first annual general meeting of the Shareholders held following the Listing (unless his or her office is vacated in accordance with these Bye-laws) and, prior to the Triggering Annual Meeting, shall subsequently (unless his or her office is vacated in accordance with these Bye-laws) serve for a term of three years concluding at the third annual general meeting after the Class I Directors were last appointed or reappointed. Each Class II Director shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the second annual general meeting of the Shareholders held following the Listing and, prior to the Triggering Annual Meeting, shall subsequently (unless his or her office is vacated in accordance with these Bye-laws) serve for a term of three-years concluding at the third annual general meeting after the Class II Directors were last appointed or reappointed. Each Class III Director shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the third annual general meeting of the Shareholders held following the Listing and, prior to the Triggering Annual Meeting, shall subsequently (unless his or her office is vacated in accordance with these Bye-laws) serve for a terms of three years concluding at the third annual general meeting after the Class III Directors were last appointed or reappointed. At each annual general meeting of the Shareholders thereafter and prior to the Triggering Annual Meeting, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a three-year term so that the term of office of one class of Directors shall expire each year. , Prior to the Triggering Annual Meeting, if the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. For the avoidance of doubt, a decrease in the number of Directors effective upon the election of Directors at an annual general meeting shall not be deemed to shorten the term of any incumbent Director who is not re-elected at such annual general meeting. A Director shall hold office until the annual general meeting for the year in which his or her term expires or until his or her successor shall be duly elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office in accordance with these Bye-laws. Any director may resign at any time by notice given in writing or by electronic transmission to the Company. Such resignation shall take effect at the date of receipt of such notice by the Company or at such later effective date or upon the happening of an event or events as is therein specified.

REMOVAL OF DIRECTORS

120.

Section 93 of the Companies Act shall not apply to the removal of Directors. Subject to the rights of the holders of any series of preferred shares, a Director may be removed by the Shareholders with or without cause with the affirmative vote of Shareholders holding at least a majority of the issued shares entitled to vote thereon; provided that, from and after the Trigger Event, a Director can be removed by the Shareholders only with cause by Special Resolution. Notice of any special general meeting shall be served on the Director concerned not less than 14 days before the meeting and she or he shall be provided the opportunity to be heard at such meeting; provided that nothing in these Bye-laws shall have effect to deprive any director of any compensation or damages which may be payable to her or him in respect of the termination of his appointment as a director or any other appointment with the Company.

121.

If a Director is removed from the Board under Bye-law 120, the Shareholders may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment the Board may fill the vacancy.

VACANCY IN THE OFFICE OF DIRECTOR

122.	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt or insolvent;

(c)	is or becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that their office is vacated, or dies; or

(d)	resigns their office by notice to the Company.

123.

Any one or more vacancies on the Board not filled at any general meeting, and any new vacancy created by the Board as a result of increasing the size of the Board, in accordance with Bye-law 117, shall be deemed a vacancy for the purposes of these Bye-laws. Without prejudice to the power of the Company by Resolution in pursuance to any of the provisions of these Bye-laws to appoint any person to be a Director, the Board shall have power at any time and from time to time, subject to Bye-laws 118 and 124 to appoint any individual to be a Director so as to fill a vacancy. Prior to the Triggering Annual Meeting, a Director so appointed shall hold office for a term that shall coincide with the remaining term of its class of Directors in accordance with Bye-law 119. From and after the Triggering Annual Meeting, a Director so appointed shall hold office until the next election of Directors and until his or her successor shall be duly elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office in accordance with these Bye-laws.

124.

Upon the office of Director being vacated in accordance with Bye-law 122, if a new Director is appointed to the Board he or she will be designated to fill the vacancy arising and shall for the purposes of these Bye-laws, prior to the Triggering Annual Meeting (subject to the rights granted to the holders of any series of preferred shares then issued), constitute a member of the class of Directors represented by the person that he replaces.

DIRECTORS TO MANAGE BUSINESS

125.

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Companies Act or by these Bye-laws, required to be exercised by the Company in general meeting.

POWERS OF THE BOARD OF DIRECTORS

126.	Without prejudice to the generality of Bye-law 125, the Board may:

(a)	appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more Directors to the office of chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company and the Board may entrust and confer upon the chief executive officer such additional powers and duties as the Board deems appropriate for the transaction or conduct of such business and affairs of the Company;

(d)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(e)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(f)

designate any lead independent director and designate one or more committees, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board, and each such committee to consist of one or more directors of the Company as may be determined from time to time by resolution adopted by the Board, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board as may be delegated to such committee in the management of the business and affairs of the Company; provided that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating then meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board or any committee charters as approved by the Board. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time;

(g)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(h)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(i)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(j)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

REGISTER OF DIRECTORS AND OFFICERS

127.

The Secretary shall establish and maintain a Register of the Directors and Officers of the Company as required by the Companies Act. The Register of the Directors and Officers shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of the Directors and Officers may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.

APPOINTMENT OF OFFICERS

128.	The Board may appoint such Officers (who may or may not be Directors) as the Board may determine. The chair of the Board shall be appointed by the Board from amongst the Directors.

APPOINTMENT OF SECRETARY AND RESIDENT REPRESENTATIVE

129.

The Secretary and Resident Representative, if necessary, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board.

DUTIES OF OFFICERS

130.	The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

DUTIES OF THE SECRETARY

131.	The duties of the Secretary shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.

REMUNERATION OF OFFICERS

132.	The Officers shall receive such remuneration as the Board or any authorised committee thereof may determine.

REMUNERATION OF DIRECTORS

133.	The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day.

134.

The Directors may be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company or separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the business the Company or their duties as Directors generally.

CONFLICTS OF INTEREST

135.

Subject to any rules and regulations of an Appointed Stock Exchange on which the shares are then listed or admitted to trading, any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

136.

A Director who is directly or indirectly interested (an “Interested Director”) in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act; provided that no such declaration shall be required to be made by a Non-Employee Directors (as defined below) in respect of such Non-Employee Director being involved in any business opportunity which may be a corporate opportunity for the Non-Employee Director and the Company or any of its Affiliates, as described in Bye-law 139, subject to Bye-law 142.

137.

Following a declaration being made pursuant to Bye-laws 136 or 138 or the Companies Act, the Interested Director shall not be disqualified from participating in the discussion or voting on the matter unless the chair of the meeting determines that such Interested Director shall be disqualified as such. In the event the chair of the meeting is the Interested Director making a declaration under Bye-laws 136 or 138, the determination as to whether or not he should be disqualified may be made by a majority of the votes cast by the Directors not having such interest. In addition, an Interested Director may, but shall not be required to, recuse himself from the discussion or voting on any particular matter because of possible conflict or for any other reason disclosed to the other Directors. Any Interested Director that is so disqualified or that elects to be recused shall nevertheless be counted toward a quorum for the meeting. In the event that one or more Interested Directors are disqualified or elect to be recused from voting on a matter, or one or more Directors are later found to have an interest or conflict that should have been declared, the matter shall be approved or stand approved if it is or was approved by a majority of the votes cast by the Directors that do not have any interest or conflict in the matter, even if less than a quorum.

138.

Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he or she is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

CORPORATE OPPORTUNITY

139.

In recognition and anticipation that (i) certain directors, principals, members, officers, associated funds, employees and/or other representatives of the Principal Shareholder and its Affiliates may serve as directors, officers or agents of the Company, (ii) one or more of the Principal Shareholder and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Company (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, Bye-laws 139-145 (inclusive) are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve the Principal Shareholder, the Non-Employee Directors or any of their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and shareholders in connection therewith.

140.

None of (i) Principal Shareholder and its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the Fullest Extent Permitted By Applicable Law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the

Company or any of its Affiliates, and, to the Fullest Extent Permitted By Applicable Law, no Identified Person shall be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the Fullest Extent Permitted By Applicable Law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Bye-law 142. Subject to Bye-law 142, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the Fullest Extent Permitted By Applicable Law, shall not be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any fiduciary duty or other duty (contractual or otherwise) as a shareholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company or any of its Affiliates.

141.

The Company and its Affiliates do not have any rights in and to the business ventures of any Identified Person, or the income or profits derived therefrom, and the Company agrees that each of the Identified Persons may do business with any potential or actual customer or supplier of the Company or may employ or otherwise engage any officer or employee of the Company.

142.

Notwithstanding anything contained herein, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Company, and the provisions of Bye-law 140 shall not apply to any such corporate opportunity.

143.

Notwithstanding anything contained herein, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy.

144.

For purposes of Bye-laws 139-145, (i) “Affiliate” shall mean with respect to the Principal Shareholder (a) any Person that, directly or indirectly, is controlled by the Principal Shareholder, controls the Principal Shareholder or is under common control with the Principal Shareholder and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Company and any entity that is controlled by the Company) and (c) in respect of the Company, any Person that, directly or indirectly, is controlled by the Company; (ii) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

145.

To the Fullest Extent Permitted By Applicable Law, any Person purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and to have consented to the provisions contained in Bye-laws 139-145 (inclusive). The alteration, amendment, addition to or repeal of these Bye-laws shall not eliminate or reduce the effect of Bye-laws 139-145 (inclusive) in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for Bye-laws 141-147 (inclusive).

would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

146.	To the Fullest Extent Permitted by Applicable Law, a Director or Officer of the Company shall not be liable to the Company or its Shareholders for breach of fiduciary duty as a Director or Officer.

147.

(1) Each person who was or is made a party or is threatened to be made a party to or participant in, or otherwise becomes involved in, any Proceeding shall be indemnified by the Company to the Fullest Extent Permitted By Applicable Law against all Losses and Expenses actually and reasonably incurred by such person, or on such person’s behalf, in connection with such Proceeding or any claim, issue or matter therein.

(2) To the extent that the Indemnitee is successful, on the merits or otherwise, in defence of any Proceeding, the Indemnitee shall be indemnified to the Fullest Extent Permitted By Applicable Law, against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Bye-law 147(2) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

(3) The Company shall advance, to the Fullest Extent Permitted By Applicable Law, all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of an Indemnification Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced by the Company, if and only to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company. Unless otherwise determined by the Board, no other form of undertaking shall be required other than the execution of an Indemnification Agreement. Any advances and undertakings to repay pursuant to the Indemnification Agreement shall be unsecured and interest free.

148.

(1) Persons who after the date of the adoption of these Bye-Laws become or remain Directors or Officers of the Company or who, while a Director or Officer of the Company, become or remain, at the request of the Company, a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of any Enterprise, shall be conclusively presumed to have relied on the rights to indemnity, advancement of Expenses and other rights contained in Bye-law 147 in entering into or continuing such service. To the Fullest Extent Permitted By Applicable Law, the rights to indemnification and to the advancement of Expenses conferred in Bye-law 147 shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment or repeal of these Bye-laws that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not eliminate, reduce or otherwise adversely affect any such right or protection with respect to any Proceeding involving any action or omission that occurred or allegedly occurred prior to such amendment or repeal.

(2) Any person serving as a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of any Enterprise, at least 50% of whose equity interests are owned, directly or indirectly, by the Company shall be conclusively presumed to be serving in such capacity at the request of the Company.

(3) Any references to the “Company” in Bye-law 147 shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation, amalgamation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any Indemnitee shall stand in the same position under Bye-law 149 with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

(4) Any reference to an officer of any other Enterprise in Bye-law 147 shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bye-laws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Company or an employee of any other Enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Company or of such other Enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Company or of such other Enterprise for purposes of Bye-law 147.

149.

Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of their duties with or for the Company or any subsidiary thereof; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer, nor shall such waiver extend to any claims of violations of the Securities Act or the Exchange Act, which waiver would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act.

150.

(1) All rights to indemnification and advancement of Expenses under Bye-law 147 shall be deemed to be a contract between the Company and each Director or Officer of the Company who serves or served in such capacity at any time while this Bye-law is in effect. The rights to indemnification and to the advancement of Expenses conferred in Bye-law 147 shall not be exclusive of any other right which any person may have or hereafter acquire under these Bye-Laws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise; provided that, if the Indemnitee and the Company are parties to an Indemnification Agreement, for so long as such Indemnification Agreement is in effect, the rights and obligations of the Company and the Indemnitee with respect to indemnification and the advancement of Expenses under such Indemnification Agreement shall supersede and replace the rights to indemnification and advancement provided to such Indemnitee under these Bylaws, and such Indemnitee shall have no rights of indemnification and to the advancement of expenses except as provided in such Indemnification Agreement, which are incorporated into these Bylaws by reference and made a part hereof.

(2) To the Fullest Extent Permitted By Applicable Law, if Bye-law 147 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and advance Expenses to each person entitled to indemnification under Bye-law 147 as to all Expenses and Losses actually and reasonably incurred or suffered by such person and for which indemnification and advancement of Expenses is available to such person pursuant to Bye-law 147 to the fullest extent permitted by any applicable portion of Bye-law 147 that shall not have been invalidated. Any repeal or amendment of Bye-law 147 or, to the Fullest Extent Permitted By Applicable Law, repeal or modification of relevant provisions of the Companies Act or any other applicable laws shall not in any way eliminate, reduce or otherwise adversely affect any rights to indemnification and advancement of Expenses of such Director or Officer or the obligations of the Company arising hereunder with respect to any Proceeding arising out of, or relating to, any actions or omissions that occurred or alleged to have occurred prior to the final adoption of such repeal, amendment or modification.

151.

The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was or has agreed to become a Director, Officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, member, manager, employee, agent or fiduciary of any other Enterprise against any Expenses or Losses asserted against them, whether or not the Company would have the power to indemnify such person against such Expenses or Losses under the Companies Act.

BOARD MEETINGS

152.

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

NOTICE OF BOARD MEETINGS

153.

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director orally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

ELECTRONIC PARTICIPATION IN MEETINGS

154.

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means that permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

QUORUM AT BOARD MEETINGS

155.	The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the number of Directors then in office.

BOARD TO CONTINUE IN THE EVENT OF VACANCY

156.

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

CHAIR TO PRESIDE

157.

Unless otherwise agreed by a majority of the Directors attending, the chair, if there be one, shall act as chair at all meetings of the Board at which such person is present. In their absence a chair shall be appointed or elected by the Directors present at the meeting.

WRITTEN RESOLUTIONS

158.

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. A copy of the resolution shall be filed with the minutes in accordance with Bye-law 160.

VALIDITY OF PRIOR ACTS OF THE BOARD

159.

No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

MINUTES

160.	The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board and meetings of committees appointed by the Board.

PLACE WHERE CORPORATE RECORDS KEPT

161.	Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office of the Company.

FORM AND USE OF SEAL

162.	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

163.

A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, (ii) any Officer, (iii) the Secretary or (iv) any person authorised by the Board for that purpose.

164.	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

BOOKS OF ACCOUNT

165.	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

166.

Such records of account shall be kept at the Registered Office of the Company, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

FINANCIAL YEAR END

167.	The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 30 April in each year.

ANNUAL AUDIT

168.	Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.

APPOINTMENT OF AUDITOR

169.

Subject to the Companies Act, at the annual general meeting or at a subsequent special general meeting in each year, an Auditor shall be appointed by the Shareholders to audit the accounts of the Company.

170.	The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during their continuance in office, be eligible to act as an Auditor of the Company.

REMUNERATION OF AUDITOR

171.

Save in the case of an Auditor appointed pursuant to Bye-law 178, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Shareholders may determine. In the case of an Auditor appointed pursuant to Bye-law 178, the remuneration of the Auditor shall be fixed by the Board.

DUTIES OF AUDITOR

172.

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

173.

The generally accepted auditing standards referred to in this Bye-law may be U.S. generally accepted accounting principles or those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

CHANGE TO THE COMPANY’S AUDITORS

174.	No change to the Company’s Auditors may be made save in accordance with the Companies Act.

ACCESS TO RECORDS

175.

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

FINANCIAL STATEMENTS

176.

Subject to any rights to waive laying of accounts pursuant to the Companies Act, financial statements as required by the Companies Act shall be laid before the Shareholders in an annual general meeting. A resolution in writing made in accordance with Bye-law 100 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Shareholders in a general meeting.

DISTRIBUTION OF AUDITOR’S REPORT

177.	The report of the Auditor shall be submitted to the Shareholders in an annual general meeting.

VACANCY IN THE OFFICE OF AUDITOR

178.	The Board may fill any casual vacancy in the office of the Auditor.

WINDING-UP

179.

If the Company shall be wound up the liquidator may, with the sanction of a Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO BYE-LAWS

180.

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until the same has been approved by a resolution of the Board and by a Resolution; provided that, from and after the Trigger Event, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until the same has been approved by a resolution of the Board and by a Special Resolution.

CHANGES TO THE MEMORANDUM OF ASSOCIATION

181.

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Companies Act and until same has been approved by a resolution of the Board and by a Resolution; provided that, from and after the Trigger Event, no alteration or amendment to the Memorandum of Association may be made save in accordance with the Companies Act and until same has been approved by a resolution of the Board and by a Special Resolution.

EXCLUSIVE JURISDICTION

182.

In the event that any dispute arises out of or in connection with the Companies Act or out of or in connection with these Bye-laws, including any question regarding the existence, validity, application, enforceability or scope of any Bye-law and/or whether there has been any breach of the Companies Act or these Bye-laws, or any breach of a duty (including any fiduciary duty) by, or other wrongdoing by, a current or former Officer, Director, employee, agent or shareholder of the Company to the Company or its shareholders (whether or not such a claim is brought in the name of a Shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda, unless the Company (to the Fullest Extent Permitted By Applicable Law) selects or consents in writing to the selection of an alternative forum. Unless the Company consents in writing to the selection of an alternative forum, to the Fullest Extent Permitted By Applicable Law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Company or any director, officer, employee or agent of the Company. To the Fullest Extent Permitted By Applicable Law, any Person purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Bye-law 182.

MERGER AND AMALGAMATION

183.

The Company may merge or amalgamate in accordance with the Companies Act upon the approval by a resolution of the Board and by the approval of Shareholders holding at least a majority of the issued shares entitled to vote and present in person or by proxy at such meeting; provided that the quorum for such meeting must be two or more persons holding or representing at least a majority of the issued shares of the Company entitled to vote and present in person or by proxy at such meeting; provided, further, that if the Company shall at any time have only one Shareholder, one Shareholder present in person or by proxy shall form a quorum for such meeting.

DISCONTINUANCE

184.	The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Companies Act.

BUSINESS COMBINATIONS

185.

Notwithstanding anything contained in Bye-law 183, any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person become an Interested Shareholder must be approved by the Board and authorised at an annual general meeting or special general meeting by the affirmative vote of Shareholders holding at least 66 2/3% of the issued shares entitled to vote thereon that are not owned by the Interested Shareholder unless:

(i) prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

(ii) upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the number of issued voting shares of the Company at the time the transaction commenced.

186.	The restrictions contained in Bye-law 185 shall not apply if:

(i) a Shareholder becomes an Interested Shareholder inadvertently and (1) as soon as practicable divests itself of ownership of sufficient shares so that the Shareholder ceases to be an Interested Shareholder; and (2) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(ii) the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (1) constitutes one of the transactions described in the following sentence; (2) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (3) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to:

(a) a merger, amalgamation or consolidation of the Company (except an amalgamation in respect of which, pursuant to the Companies Act, no vote of the shareholders of the Company is required);

(b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares of the Company; or

(c) a proposed tender or exchange offer for 50% or more of the issued voting shares of the Company.

The Company shall give not less than 20 days’ notice to all Interested Shareholders prior to the consummation of any of the transactions described in subparagraphs (a) or (b) of the second sentence of this paragraph (ii).

187.	For the purpose of Bye-laws 185 - 187 only, the term:

(i) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(ii) “associate”, when used to indicate a relationship with any person, means: (1) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (2) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(iii) “Business Combination”, when used in reference to the Company and any Interested Shareholder of the Company, means:

(a) any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares of the Company;

(c) any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of any class or series of shares;

(d) any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(e) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees or pledges (other than those expressly permitted in subparagraphs (A)-(D) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(iv) “control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(v) “Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority owned by the Company) that (1) is the owner of 15% or more of the issued voting shares of the Company (other than the Principal Shareholder and its Affiliates), or (2) is an affiliate or associate of any person listed in (1) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued shall include voting shares deemed to be owned by the person through application of paragraph (viii) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(vi) “person” means any individual, company, partnership, unincorporated association or other entity;

(vii) “voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity;

(viii) “owner”, including the terms “own” and “owned”, when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(a) beneficially owns such shares, directly or indirectly;

(b) has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.